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                                                                    Exhibit 99.1

[VELOCITA LOGO]

FOR IMMEDIATE RELEASE

                   VELOCITA SELECTED TO BUILD SECOND PHASE OF
                         AT&T'S NEXT GENERATION NETWORK

RESTON, VA, FEBRUARY 15, 2001 - Velocita Corp., a nationwide broadband networks provider, announced that it has been selected by AT&T to jointly build approximately 1,300 additional route miles of AT&T's next generation network. In December of 1999, AT&T announced its selection of Velocita, then known as PF.Net Communications, Inc., as one of three vendors to join AT&T in building the first stage of its new state-of-the-art fiber-optic network.

      This expanded joint build agreement will extend Velocita's total construction commitment to 6,300 miles from the 5,000 miles covered in the original agreement with AT&T. In addition, Velocita will have the right to market dark fiber on these new AT&T routes, as well as on routes already under joint construction by the two companies. In a separate agreement, Velocita also has obtained the right to purchase approximately 7,100 additional route miles of next-generation dark fiber from AT&T.

      "AT&T is responding to unprecedented growth in demand for high-speed bandwidth and Internet-based services by building a new, state-of-the-art fiber-optic network that will link 30 major metropolitan areas nationwide," said Steve Allen, division manager, AT&T Network Services. "Velocita is one of our prime contractors working with us to install 16,500 route miles of the latest in fiber-optic technology."

      "This agreement with AT&T underlines our speedy ascension into an industry leadership position as a next generation provider that can deliver to its customers," said Buddy Pickle, chief executive officer of Velocita. "The opportunity to purchase dark fiber from AT&T expands our footprint to approximately 18,000 miles, one of the largest networks in the United States today, and positions Velocita to have a leadership role in the broadband revolution."

      Velocita's network construction is well underway, with approximately 50 percent of the construction on Velocita's original agreement with AT&T complete and conduit in the ground on routes from California to Virginia and Illinois to Texas. The nationwide Velocita network has three major east to west routes and three primary north to south routes. The first segment of the Velocita fiber network will be in service during the first half of 2001 between Houston and Jacksonville.

                                     -more-
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VELOCITA SELECTED TO BUILD SECOND PHASE OF AT&T NETWORK                   PAGE 2


      This network will enable Velocita to implement and offer ultra high-speed bandwidth services. Velocita will retain a minimum of three or more empty conduits for its own network use on many of the key routes on the jointly built portion of the network and also will place fiber-optic cable in segments of the AT&T-owned multiple-conduit system.

ABOUT VELOCITA

      Velocita Corp.(www.velocita.com), based in the greater Washington, D.C. area, is a nationwide broadband networks provider serving communications carriers, Internet service providers, and corporate and government customers. Founded in 1998 as a facilities-based provider of fiber-optic communications infrastructure, Velocita is joining with AT&T to construct the nationwide next generation fiber-optic network of the future. This joint effort is serving as the foundation for Velocita to grow and expand its own network, adding service offerings such as wavelengths, private line, Internet access and very high-speed virtual private networks. The Velocita network, currently expected for completion in early 2002, will travel over 18,000 miles, connecting more than 50 major metropolitan areas, as well as most tier two and tier three markets.

ABOUT AT&T

      AT&T Corp. (www.att.com) is among the world's premier voice, video, and data communications companies. With annual revenues of more than $62 billion and 160,000 employees, AT&T provides services to customers worldwide.

      Backed by the research and development capabilities of AT&T Labs, the company runs the world's largest, most sophisticated communications network and has one of the largest digital wireless networks in North America. The company is a leading supplier of data and Internet services for businesses and offers outsourcing, consulting, and networking-integration to large businesses. Through its recent cable acquisitions, AT&T delivers broadband video, voice, and data services to customers throughout the United States. Internationally, Concert, the AT&T/BT Global Venture, serves the communications needs of multinational companies and international carriers worldwide.

                                    - more -
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VELOCITA SELECTED TO BUILD SECOND PHASE OF AT&T NETWORK                   PAGE 3


THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REGARDING THE COMPANY'S PLANS, INTENTIONS AND EXPECTATIONS. SUCH STATEMENTS ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. THESE RISKS INCLUDE THE COMPANY'S ABILITY TO REMAIN IN COMPLIANCE WITH ITS CURRENT DEBT AGREEMENTS AND I INDENTURE COVENANTS; OBTAIN ADDITIONAL CAPITAL AND FINANCING; EFFECTIVELY AND EFFICIENTLY MANAGE THE COMPLETION OF ITS FIBER NETWORK; AND SELL OR SWAP DARK FIBER OR LEASE HIGH-VOLUME CAPACITY ON ITS FIBER NETWORK; AND OTHER FACTORS, A FAILURE OF ANY OF WHICH MAY SIGNIFICANTLY DELAY OR PREVENT COMPLETION OF THE COMPANY'S FIBER NETWORK, WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON ITS FINANCIAL CONDITION AND RESULTS OF OPERATIONS. A MORE EXTENSIVE DISCUSSION OF THE RISK FACTORS THAT COULD IMPACT THESE AREAS AND THE COMPANY'S OVERALL BUSINESS AND FINANCIAL PERFORMANCE CAN BE FOUND IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. GIVEN THESE CONCERNS, INVESTORS AND ANALYSTS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT EVENTS AND CIRCUMSTANCES OCCURRING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

VELOCITA MEDIA/INDUSTRY ANALYST CONTACT:     VELOCITA FINANCIAL ANALYST CONTACT:

Janis Langley                                Maureen Crystal
703-262-7277                                 703-796-6414
janis.langley@velocita.com                   maureen.crystal@velocita.com